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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITOR


The Board of Directors
and Shareholders of
Fidelity Holdings, Inc.:


     We consent to the use in this amendment no. 1 to the registration statement of Fidelity Holdings, Inc. on Form SB-2 of our report dated February 5, 1997 on audit of the financial statements of Major Fleet & Leasing Corp. as of December 31, 1996 and 1995, and for the years then ended, appearing in the Prospectus, which is a part of this registration statement, and to the reference to us under the heading "Experts and Counsel" in such Prospectus.


                                        Marcum & Kliegman LLP


Woodbury, New York
January 8, 1997